UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2023

SITIO ROYALTIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41585	88-4140242
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Lawrence Street, Suite 1750

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(720) 640-7620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	STR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 3, 2023, Sitio Royalties Operating Partnership, LP (“Sitio OpCo”), as borrower, JPMorgan Chase Bank, N.A., as the administrative agent and issuing bank, the lenders and other financial institutions from time to time party thereto entered into that certain Third Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the lenders thereunder made loans and other extensions of credit to Sitio OpCo.

On the September 22, 2023 (the “Closing Date”), Sitio OpCo and the other guarantors party thereto entered into that certain First Amendment to Third Amended and Restated Credit Agreement (the “RBL First Amendment”), pursuant to which the Credit Agreement was amended to, among other things, (a) increase the Borrowing Base (as defined in the Credit Agreement) to $850,000,000 and (b) increase the Aggregate Elected Commitment (as defined in the Credit Agreement) to $850,000,000.

The above references to and description of the RBL First Amendment do not purport to be complete and are qualified in their entirety by reference to the RBL First Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On September 26, 2023, in connection with the Notes Offering (as defined below), Sitio Royalties Corp. (NYSE: STR) (the “Company,” “our,” “us,” or “we”) provided certain updated disclosures to potential investors, including certain financial data for the fiscal quarter ended June 30, 2023, the relevant excerpts of which are set forth below. The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01.	Other Events.

On September 26, 2023, the Company issued a press release announcing that, subject to market conditions, Sitio OpCo and Sitio Finance Corp., subsidiaries of the Company, intend to offer (the “Notes Offering”) for sale in a private placement pursuant to Rule 144A and Regulation S under the Securities Act, to eligible purchasers $500.0 million aggregate principal amount of senior unsecured notes due 2028. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

On September 26, 2023, in connection with the Notes Offering, the Company provided certain updated disclosures to potential investors, the relevant excerpt of which is included in Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	First Amendment to Third Amended and Restated Credit Agreement, dated as of September 22, 2023, by and among Sitio Royalties Operating Partnership, LP, as borrower, each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and any other parties from time to time party thereto.

99.1	Press Release, dated September 26, 2023.

99.2	Excerpt of updated disclosures.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2023

SITIO ROYALTIES CORP.

By:	/s/ Brett S. Riesenfeld
Brett S. Riesenfeld
Executive Vice President, General Counsel and Secretary